Exhibit 99.1

pingtan marine enterprise to hold annual shareholder meeting on January 6, 2017

FUZHOU, China, January 5, 2017 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced that the Company will hold its Annual Shareholder Meeting on January 6, 2017 at 10:00 a.m. China Standard Time. The meeting will be held at Pingtan Marine’s headquarters, which are located at 18-19 Floor, Zhongshan Building A, No.154. Hudong Road, Fuzhou, Fujian, 350001, People’s Republic of China.

At the meeting, the following proposals will be submitted for shareholder approval, as fully described in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) and distributed to shareholders on December 23, 2016:

●	The election of two Class A directors to the Board of Directors;

●	The Reverse Split Proposal ; and

●	Ratifying the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

Shareholders of record as of December 22, 2016 will be eligible to vote at the Annual Meeting.

The Company invites any interested shareholders, investors, or analysts to attend the meeting.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Additional Information and Where to Find It

The Company has filed on December 23, 2016 with the SEC a definitive proxy statement for the annual meeting of shareholders. The definitive proxy statement was mailed to the Company’s shareholders on or about December 23, 2016. THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSALS, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY MATERIALS CAREFULLY. The proxy statement and other documents, filed with the SEC, can be obtained free of charge through the website maintained by the SEC at sec.gov, at the company’s website at www.ptmarine.com under the tab “Investors.”

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed participants in the solicitation of proxies from the Company’s shareholders in connection with the proposals. Information regarding the special interests of these directors, and executive officers in the proposals are included in the definitive proxy statement referred to above. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2016, which was filed with the SEC on March 9, 2016 and October 6, 2016. The filed documents are available free of charge at the SEC’s website at sec.gov and from the Company as set forth below.

Contact:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com